Exhibit 99.(g)(5)

December 15, 2010

State Street Bank and Trust Company

Attn: Custody Department

801 Pennsylvania

Kansas City, MO 64105

Re: Custody Agreement dated October 1, 2000

Mark:

This is to advise you that Sentinel Group Funds, Inc., in accordance with the Additional Portfolios provision of Section 10(B) of the Custody Agreement dated as of October 1, 2000, by and between the Sentinel Group Funds, Inc. and State Street Bank and Trust Company, hereby requests that your bank act as custodian for the portfolios listed on the updated Schedule A (attached hereto) under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to Sentinel Group Funds, Inc. and retaining one for your records.

Sincerely,

SENTINEL GROUP FUNDS, INC.

By:	/s/ Thomas P. Malone
Name:	Thomas P. Malone
Title:	Vice President & Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mark Nicholson
Name:	Mark Nicholson
Title:	Senior Vice President, Duly Authorized

Effective Date: December 15, 2010

SCHEDULE A

December 15, 2010

Fund Names
Sentinel Balanced Fund
Sentinel Capital Growth Fund
Sentinel Common Stock Fund
Sentinel Conservative Strategies Fund
Sentinel Georgia Municipal Bond Fund
Sentinel Government Securities Fund
Sentinel Growth Leaders Fund
Sentinel International Equity Fund
Sentinel Mid Cap Fund
Sentinel Mid Cap Value Fund
Sentinel Short Maturity Government Securities
Sentinel Small Company Fund
Sentinel Sustainable Core Opportunities Fund
Sentinel Sustainable Growth Opportunities Fund
Sentinel Total Return Bond Fund

December 15, 2010

State Street Bank and Trust Company

Attn: Custody Department

801 Pennsylvania

Kansas City, MO 64105

Re: Recordkeeping Agreement dated April 1, 2007; amended August 31, 2007

Mark:

Please be advised that Sentinel Administrative Services, INC. (“SASI”) would like to add additional portfolios to the Recordkeeping Agreement dated as of April 1, 2007 and amended August 31, 2007 by and between the SASI and State Street Bank and Trust Company, in accordance with the Additional Portfolios provision of Section 10.2 therein. SASI hereby requests that your bank act as investment accounting agent for the portfolios listed on Schedule A under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to SASI and retaining one for your records.

Sincerely,

SENTINEL ADMINISTRATIVE SERVICES, INC.

By:	/s/ Thomas P. Malone
Name:	Thomas P. Malone
Title:	Vice President & Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mark Nicholson
Name:	Mark Nicholson
Title:	Senior Vice President, Duly Authorized

Effective Date: December 15, 2010

ATTACHMENT A

December 15, 2010

Fund Names
Sentinel Balanced Fund
Sentinel Capital Growth Fund
Sentinel Common Stock Fund
Sentinel Conservative Strategies Fund
Sentinel Georgia Municipal Bond Fund
Sentinel Government Securities Fund
Sentinel Growth Leaders Fund
Sentinel International Equity Fund
Sentinel Mid Cap Fund
Sentinel Mid Cap Value Fund
Sentinel Short Maturity Government Securities
Sentinel Small Company Fund
Sentinel Sustainable Core Opportunities Fund
Sentinel Sustainable Growth Opportunities Fund
Sentinel Total Return Bond Fund
Sentinel Variable Products Balanced Fund
Sentinel Variable Products Bond Fund
Sentinel Variable Products Common Stock Fund
Sentinel Variable Products Mid Cap Fund
Sentinel Variable Products Money Market Fund
Sentinel Variable Products Small Company Fund